                                  Exhibit 10.5

        THIS NOTE AND THE COMMON STOCK THAT MAY BE ISSUED UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES OR, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND STATUTES AND THE RULES PROMULGATED THEREUNDER.


                       CONVERTIBLE SECURED PROMISSORY NOTE

$631,513.37                                                      January 1, 2001

        For value received, the undersigned, WORLDWIDE MEDICAL CORPORATION, a Delaware corporation (the "Company") hereby promises to pay to the order of PRINCETON BIOMEDITECH CORPORATION, a New Jersey corporation, its successors and assigns (the "Holder"), in lawful money of the United States of America, the principal sum of Six Hundred Thirty One Thousand Five Hundred Thirteen Dollars and Thirty-Seven Cents ($631,513.37).

                                   Background

        The Company was a customer of the Holder. The principal amount of this Note represents the balance due and owing for product sold by the Holder to the Company and gives credit to a payment of $25,000 made by the Company in connection with the negotiation, execution and delivery of this Note. In connection with this Note, the Company is also delivering a Warrant Agreement and the parties are entering a Security Agreement pursuant to which the Company is delivering Uniform Commercial Code Financing Statements to the Holder and taking such other actions as are provided for herein.

                              Terms and Conditions

        1. Payment of Principal.

        The Company agrees to make the following payments to the Holder on the terms set forth herein in order to pay in full the principal amount of this
Note: (a) a $25,000 payment due not later than May 9, 2001, as more fully described in Section 1(a) hereof (the "Cash Payment"); (b) weekly payments to be mailed to the Holder each Wednesday that relate to the Company's sales for the week ended on the Friday ten days prior to each such Wednesday, as more fully described in Section 1(b) below (the "Weekly Payments"); and (c) payments out of the proceeds of the Company's sale of securities, as more fully described in
Section 1(c) below.

               (a) Cash Payment. The Company agrees to pay the Holder the sum of $25,000.00 not later than May 9, 2001.

               (b) Weekly Per Unit Sales Payments.

                      (i) For so long as there shall be indebtedness under this Note, on each Wednesday of each period indicated below, the Company shall make a Weekly Payment(1) to the Holder in the amount indicated below on account of each Paid Sale (as hereinafter defined) by Company of each and every Test Unit (as hereinafter defined), as follows:

        Wednesdays During the Period Beginning and Ending        Per Unit Amount
        -------------------------------------------------        ---------------
        January 1, 2001, through June 30, 2001                        $0.25
        July 1, 2001, through December 31, 2001                       $0.50
        January 1, 2002, through June 30, 2002                        $0.75
        July 1, 2002, through December 31, 2002                       $0.85
        January 1, 2003, through June 30, 2003                        $0.90
        July 1, 2003, until the Note is paid in full                  $1.00

                      (ii) Each Weekly Payment shall be in the amount that is determined by multiplying the applicable Per Unit Amount by the number of units of rapid diagnostic tests to detect drugs of abuse and other medical conditions sold by the Company ("Test Units") for which payment was received by the Company ("Paid Sales") during the week ending on the Friday that is 12 days before such Wednesday. By way of example and not by way of limitation, the Weekly Payment that is due on Wednesday, May 30, 2001, shall pertain to Paid Sales of Test Units received by the Company during the seven day period ending May 18, 2001.

                      (iii) The Company shall mail each Weekly Payment to the Holder not later than each Wednesday of each period set forth hereinabove by first class prepaid mail. Each Weekly Payment shall be made by Company check.

                      (iv) Each Weekly Payment shall be accompanied by an Explanation of Payment form substantially similar to the form annexed as Exhibit A hereto, or in such other form as the parties may agree, which shall be signed by the Company's President or other authorized representative of the Company in the absence of the Company's President.

                      (v) The Company shall subtract from and shall not include in Paid Sales any returns or allowances for which the Company shall not have received payment during any such week in which Paid Sales are to be calculated under Section 1(b) hereof.

------------------
(1) Notwithstanding the above, the Company's schedule for the tender of Weekly Payments and Explanations of Payments in respect of Weekly Per Unit Sales Payments for the period that commences January 1, 2001, and continues through and including June 8, 2001, shall be as follows: In respect of the period that commences as of January 1, 2001, and concludes as of March 31, 2001, all Weekly Payments and Explanations of Payments shall be tendered in the manner set forth in this Section 1b not later than May 25, 2001; In respect of the period that commences as of April 1, 2001, and concludes as of June 8, 2001, all Weekly Payments and Explanations of Payments shall be tendered in the manner set forth in this Section 1(b) not later than June 15, 2001.

                      (vi) The Company acknowledges and agrees that its has advised the Holder in good faith that it expects based upon its present forecast of sales to reduce the principal amount of this Note to zero in three years or less from the date of this Note, based upon the payments set forth in Section 1(a) and 1(b) hereof. The Holder acknowledges that the foregoing is a forecast and is not binding upon the Company. The Company covenants to use reasonable commercial efforts to increase the sale of Test Units. Notwithstanding the foregoing, nothing herein shall obligate the Company to continue to market and sell Test Units, but in the event that the Company should cease, voluntarily or involuntarily, to sell Test Units in any three month period at any annualized volume of less than $1,000,000, or in the event that the Company's sale of Test Units shall otherwise result in the Holder receiving payments hereunder in any three month period of less than $50,000, the Holder reserves the right to declare this Note due and payable in full; provided, however, the Holder shall not be entitled to exercise any of its rights as a secured creditor hereunder in the event of such a declaration by the Holder.

               (c) Proceeds from Sale of Stock.

                      (i) If the Company receives proceeds from the sale of any of its Additional Common Stock (as hereinafter defined), the Company shall pay the following proceeds to the Holder, to be applied to the principal balance of the Note: (x) in the event that the Adjusted Per Share Price (as hereafter defined) shall be $0.75 or more, an amount equal to 10% of the Adjusted Per Share Price; and (y) in the event that the Adjusted Per Share Price shall be less than $0.75, an amount equal to 15% of the Adjusted Per Share Price.

                      (ii) Payment of the foregoing amount shall be paid within thirty (30) business days of the receipt by the Company of any such proceeds.

               (d) Multiple Payment Obligations. The Company's payment obligations under this Section 1 are cumulative and not mutually exclusive, and any payment to Holder by Company pursuant to any of the foregoing subsections of
Section 1 hereof shall not postpone or otherwise relieve the Company of the obligation of making payment under the other provisions of this Section 1.

        2. Conversion.

               (a) Optional Conversion Right. Subject to the terms and conditions of Section 2(b) and Section 2(c) hereof, during the period ending with the 18th month anniversary of this Note (the "Conversion Period"), Holder may, at its option, at any time and from time to time, convert (the "Conversion Right") the unpaid principal balance of this Note, in whole or in part, into shares of the Company's Common Stock, par value $0.01 per share (the "Conversion Shares"), based upon a price (the "Conversion Price") of $0.40 per Conversion Share, subject to adjustment as provided in Section 2(e) hereof. By way of example but not by way of limitation, if this Conversion Right were to be exercised as of the date hereof, Holder would receive 1,578,783 Conversion Shares ($631,513.37 / $0.40).

               (b) Shortening of Conversion Period. The Company may advise the Holder in writing (a "Milestone Share Price Notice") at such time that the Per Share Price of the Company's Common Stock at which it is Publicly Traded (as hereinafter defined) shall have reached or exceeded an Average Per Share Price of $2.00 during any period of 30 Consecutive Trading Days (as hereinafter defined) in which this Note remains outstanding. Notwithstanding anything in Section 2(a) to the contrary, the Conversion Period shall expire 30 days after the Holder's receipt of the Milestone Share Price Notice. For purposes of this Section 2(b), (i) the term "Per Share Price of the Company's Common Stock at which it is Publicly Traded" shall mean the closing price per share of the Common Stock of the Company as quoted on the Pink Sheets (R) LLC (the "Pink Sheets") or, in the event that the Company's Common Stock shall not then be quoted on the Pink Sheets, on such other quoting medium or trading exchange as the Common Stock is then quoted or traded; and (ii) the term "Trading Days" shall mean days on which there shall be a quotation for the Company's Common Stock on the Pink Sheets or other quoting medium on which the Company's common Stock is then quoted or a trade indicated on such other exchange as the Company's Common Stock is then traded. The Company's right to shorten the Conversion Period shall fail to arise if the Company shall fail to deliver the Milestone Share Price Notice even if in fact the Per Share Price of the Company's Common Stock at which it is Publicly Traded shall have reached or exceeded an Average Per Share Price of $2.00 during any period of 30 Consecutive Trading Days.

               (c) Mechanics and Condition of Conversion. The Holder may exercise its conversion rights under Section 2(a) hereof by written notice to the Company (the "Conversion Notice") stating that the Holder elects to convert some or all of the principal amount of this Note, and specifying the amount to be converted (the "Conversion Amount"). In the event that the Holder elects to convert the remaining principal balance of this Note, the Holder shall at the time of delivering the Conversion Notice also surrender this Note. Conversion shall be considered to have been effective on the date when the Conversion Notice is received by the Company (the "Conversion Date") for the Conversion Amount unless, within thirty (30) days after the Conversion Date, the Company shall deliver to the Holder a certified check in any amount (the "Conversion Stopping Payment") up to the Conversion Amount, in which case Holder's conversion right as to the amount of the Conversion Stopping Payment shall be lost. To the extent to which the Company fails to make a Conversion Stopping Payment that is less than the Conversion Amount prior to the expiration of such 30 day period, then, not later than 20 days after the expiration of such 30 day period, the Company shall issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares as is derived by dividing (x) the difference between the Conversion Amount and the Conversion Stopping Payment by (y) $0.40 (subject to adjustment as provided for elsewhere herein).

               (d) Fractional Interests. The Company shall not be required to issue fractional Conversion Shares on the conversion of this Note. If any fractions of a Conversion Share would, except for the provision of this subsection, be issued upon the exercise of Holder's Conversion Right hereunder, the Company will: (i) if the fraction of a Conversion Share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of Conversion Shares to which the Holder is otherwise entitled; or (ii) if the fraction of a Conversion Share otherwise issuable is greater than one-half, round up and issue to the Holder an additional Conversion Share in addition to the largest whole number of Conversion Shares to which the Holder is otherwise entitled.

               (e) Adjustments. The number of Conversion Shares purchasable upon conversion of this Note and the Conversion Price shall be subject to adjustment as follows:

                      (i) Stock Dividends, Stock Splits, Etc. In case the Company shall at any time after the date of this Note (A) declare or pay a dividend in shares of Common Stock (as hereinafter defined) or make a distribution in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of Conversion Shares purchasable upon conversion of this
Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Conversion Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described hereinabove, had the Note been converted immediately prior to the happening of such event or any record date with respect thereto.

                      (ii) De Minimus Adjustment. No adjustment in the number of Conversion Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Price; provided, however, that any adjustments which by reason of this Section 2(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (iii) Conversion Price Adjustment. Whenever the number of Conversion Shares purchasable upon the conversion of this Note is adjusted, as herein provided, the Conversion Price payable upon purchase of each Conversion Share shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Conversion Shares purchasable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of Conversion Shares purchasable immediately thereafter.

                      (iv) Preservation of Purchase Rights Upon Merger, Consolidation, Etc. In case of any merger, reorganization or consolidation of the Company into another corporation or entity other than a subsidiary of the Company (a "Merger"), or in case of any sale of all, or substantially all, of the assets of the Company or any subsidiary of the Company (a "Sale of Assets"), the Company or such successor or purchasing entity or corporation, as the case may be, shall execute with Holder an agreement that the Holder shall have the right thereafter to purchase upon conversion of the Note the kind and amount of Conversion Shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Merger or Sale of Assets had such Note been converted immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(e). The provisions of this Section 2(e)(iv) shall similarly apply to successive Mergers and Sales of Assets.

               (f) Common Stock. For the purpose of this Note, the term "shares of Common Stock " or "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Note, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the Holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon conversion of this Note and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares referred to in Section 2 (a) hereof.

        3. Escrow Shares.

               (a) In order to induce Company to utilize its resources to repay the principal indebtedness evidenced by this Note as quickly as possible, the Company agrees to establish an escrow (the "Escrow") to be maintained by the Company's counsel, Bryan Cave LLP (the "Escrow Agent") consisting of certificates representing an aggregate of three hundred thousand (300,000) shares of Common Stock (the "Escrow Shares"), the registration for which shall initially be in blank but which shall be completed by the Escrow Agent in accordance with the provisions hereof.

               (b) Subject to Section 6 hereof, the Escrow Shares shall be released from the Escrow as follows:

                      (i) If the principal amount of this Note shall be reduced to zero prior to the first anniversary of this Note, the Escrow Agent shall deliver to the Company all of the certificates representing the Escrow Shares, and the Holder shall not be deemed to be entitled to any of the Escrow Shares;

                      (ii) If the principal amount of this Note shall be reduced to zero after the first anniversary of this Note but prior to the 18th month anniversary of this Note, the Escrow Agent shall deliver to the Company certificates representing 225,000 of the Escrow Shares and shall deliver to the Holder a certificate representing 75,000 of the Escrow Shares;

                      (iii) If the principal amount of this Note shall be reduced to zero after the 18th month anniversary of this Note but prior to the 24th month anniversary of this Note, the Escrow Agent shall deliver to the Company certificates representing 150,000 of the Escrow Shares and shall deliver to the Holder a certificate representing 150,000 of the Escrow Shares; and

                      (iv) If the principal amount of this Note shall be reduced to zero after the 24th month anniversary of this Note but prior to the 30th month anniversary of this Note, the Escrow Agent shall deliver to the Company certificates representing 100,000 of the Escrow Shares and shall deliver to the Holder a certificate representing 200,000 of the Escrow Shares. [Randy--I took out the 30-36 month slug; Dan and I specifically spoke of this, and the earlier figures took into account that we would not provide for this earlier slug]

                      (v) If the Company shall fail to reduce the principal amount of this Note to zero prior to the 30th month anniversary of this Note, the Escrow Agent shall deliver to the Holder a certificate representing 300,000 of the Escrow Shares.

               (c) The Escrow Agent shall deliver certificates representing the Escrow Shares in the amounts set forth above to the party or parties, as the case may be, not later than 20 days after being advised by the parties that the principal amount of the Note shall have been reduced to zero; provided, however, that in the event the principal amount shall not have been reduced to zero prior to the 30th month anniversary of this Note, the Escrow Agent shall deliver certificates representing the Escrow Shares to the Holder not later than 20 days after being so advised by the Holder.

               (d) The Escrow Agent shall be deemed authorized and directed to complete on the certificates representing any of the Escrow Shares the name of the party or parties, as the case may be, to whom the certificates shall be issued, as well as the number of Escrow Shares to be represented by such certificates, consistent with the provisions of Section 3(b) of this Note.

               (e) The Escrow Shares shall not be deemed to be issued and outstanding shares of the Company until such time as the Escrow Agent shall be obligated to deliver certificates representing the Escrow Shares pursuant to the terms hereof.

               (f) The Holder acknowledges that the Escrow Agent is counsel to the Company and acknowledges and agrees that the Escrow Agent may continue to represent the Company in all matters including without limitation matters involving this Note and the indebtedness represented hereby, save only as may pertain to any dispute arising out of the Escrow Agent's obligations under this
Section 3. The Holder acknowledges that Escrow Agent's duties to it are limited to those expressly set forth in Section 3 of this Note.

               (g) The parties do not intend the indebtedness hereunder, which arose in the course of the sale and purchase of product, to constitute a "loan" to the Company by the Holder for purposes of Internal Revenue Code Section 7872 and the regulations thereunder. However, in the event that the indebtedness hereunder shall be determined by the Internal Revenue Service to be a loan to the Company by the Holder under the applicable provisions of the Internal Revenue Code, the parties acknowledge the uncertain value of the Escrow Shares and agree that the actual value of such Escrow Shares, if any, at the time of their issuance to the Holder shall not be determinative of any imputed interest rate; and in such eventuality, the parties agree that the applicable interest rate for the indebtedness hereunder shall be 7.0%, which is the New Jersey statutory rate of post-judgment rate of interest, which shall be calculated by reducing, on a dollar-for-dollar basis, the original principal amount of this Note that the Holder is deemed to have been paid under the terms hereof. Nothing in the provisions of this Section 3(g) shall be deemed to otherwise affect the characterization of the indebtedness owed by the Company to the Holder under this Note.

               4. Security Interest; Subordination.

               (a) To secure payment and performance of the Company's duties and obligations under this Note, and subject to the terms of Section 4(d) hereof, the Company hereby pledges, assigns, transfers and grants to the Holder the following two, continuing security interests: (i) a continuing security interest in "Company Property" (as hereinafter defined); and (ii) a continuing security interest in 1,515,000 shares of Common Stock (the "Collateral Shares") which shares of Common Stock are separate and apart from and in addition to those shares of Common Stock referenced by Section 2 and/or any other Section hereof. These two, continuing security interests are granted in accordance with that certain Security Agreement between the parties attached hereto as Exhibit B (the "Security Agreement"), the terms of which are incorporated herein by reference and in connection with which the Company hereby delivers (x) to the Holder, Uniform Commercial Code financing statements which the Holder is hereby authorized to file and (y) to Bryan Cave LLP as collateral agent (the "Collateral Agent") a certificate representing the Collateral Shares.

               (b) For purposes of this Section 4, the term "Company Property" shall have such definition as is set forth in the Security Agreement.

               (c) As set forth in the Security Agreement, the Holder's right to exercise its rights as a secured creditor of the Company in respect of Company Property does not arise until there is an Event of Default that is of a nature that is expressly set forth in Section 5 (b), 5(c), 5(d), or 5(e) hereof, and except for the foregoing, the Holder shall not be entitled to exercise its rights as a secured creditor of the Company in respect of Company Property. The Holder's right to exercise its rights as a secured creditor of the Company in respect of the Collateral Shares arises upon any Event of Default under Section 5 hereof.

               (d) The indebtedness evidenced by this Note, and the security interest granted hereby, shall be junior and subordinate only to bank or other institutional indebtedness of the Company not to exceed $300,000 in principal amount (the "Senior Debt"). The Company agrees that if, during any time that this Note remains outstanding, any bank or other institutional lender (hereinafter collectively referred to as "Other Lender") extends credit to Company in excess of $300,000, then Company shall require such Other Lender to execute and deliver for the benefit of Holder any subordination agreement that is requested by and reasonably acceptable to Holder to evidence the subordination of the indebtedness to such Other Lender to Company's obligations to Holder under this Note. The Holder agrees from time to time to execute such documents as the Company may reasonably request in order to subordinate the indebtedness hereunder to the Senior Debt.

               (e) The Collateral Agent shall be deemed authorized and directed to complete the name of the Holder on the certificates representing any of the Collateral Shares as to which the Holder shall be entitled in an Event of Default, as well as the number of shares to be represented by such certificates, consistent with the provisions of this Agreement and the Security Agreement.

               (f) The Collateral Shares shall not be deemed to be issued and outstanding shares of the Company until such time as the Collateral Agent shall be obligated to deliver certificates representing the Collateral Shares pursuant to the terms hereof.

               (g) The Holder acknowledges that the Collateral Agent is counsel to the Company and acknowledges and agrees that the Collateral Agent may continue to represent the Company in all matters including without limitation matters involving this Note and the indebtedness represented hereby, save only as may pertain to any dispute arising out of the Collateral Agent's obligations under this Section 4. The Holder acknowledges that Collateral Agent's duties to it are limited to those expressly set forth in Section 4 of this Note.

        5. Default.

        The entire unpaid principal of this Note and all of the Escrow Shares shall become and be immediately due and payable and issuable upon written demand of Holder, without any other notice (except as may otherwise be set forth hereinbelow) or demand of any kind or any presentment or protest, if any one of the following events (each an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

               (a) If the Company defaults in the payment of any principal due under this Note, and any default shall remain unremedied for fifteen (15) days after written notice of default shall have been received by the Company;

               (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due;

               (c) If an order for relief shall have been entered by a bankruptcy court or if a decree order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of forty-five (45) days; or if any substantial part of Company Property is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within forty-five
(45) days;

               (d) If the Company is dissolved or liquidated;

               (e) If an Acquisition Event occurs ("Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;
(b) any sale of all or substantially all of the assets of the Company; or (c) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 80% of the voting securities of the Company);

               (f) If a default occurs under any material ($50,000 or more) promissory note or other evidence of indebtedness of the Company for borrowed money, or under any indenture or other instrument under which any such promissory note or other evidence of indebtedness has been issued or by which it is governed, and the expiration of the applicable period of grace, if any, specified in such promissory note, evidence of indebtedness, indenture or agreement, in each case only if such default shall not have been remedied by the end of the 15th day after written notice of default shall have been received by the Company (which notice shall not be sent until the expiration of the applicable period of grace, if any); provided, however, that if such default under such promissory note, evidence of indebtedness, indenture or agreement shall be cured by the Company or waived by the holder of such indebtedness in each case as may be permitted by the express terms of such promissory note, evidence of indebtedness, indenture or agreement, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived;

               (g) If any representation or warranty made by the Company in
Section 3 of the Security Agreement shall prove to have been incorrect in any material respect when made, if the same shall materially impair the Holder's rights under this Note or the Security Agreement; or

               (h) If the Company shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed as contained in
Section 4 or 5 of the Security Agreement, in each case only if such breach or default shall not have been remedied by the end of the 15th day after written notice of breach or default shall have been received by the Company.

        6. Veto Power and Waiver Thereof. In accordance with Article III Section 8 of Company's By-Laws, the President of the Holder, Jemo Kang, in his capacity as a director of the Company, has the right to veto certain decisions of the Board of Directors relating to certain officers and other key persons associated with the Company (the "Veto Right"). By execution of this Note where indicated below, Jemo Kang hereby agrees that he may not exercise the Veto Right from and after such date on which the Company shall have tendered an aggregate of $100,000 in reduction of the principal balance of this Note; provided, however, that Jemo Kang may exercise the Veto Right following a "Veto Event of Default" under this Note unless and until the Company has reduced the principal amount of this Note to less than $256, 513.37.2

        7. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time without penalty or premium. But, in no event, shall such prepayment postpone or otherwise delay any subsequent payments that may be due. In the event that the Company shall choose to prepay this Note, in whole or in part, and, shall tender immediate payment to the Holder therefor, the Holder shall be precluded from exercising its conversion rights, as set forth in Section 2 above, in respect of such principal prepayment amount; in the event that the Company shall choose to prepay this Note, in whole or in part, and, in lieu of tender of immediate payment, shall so notify the Holder thereof, the Holder shall be precluded from exercising its conversion rights, as set forth in Section 2 above, in respect of such principal prepayment amount during the thirty (30)-day period immediately following the date of such notice.

------------------
(2) A Veto Event of Default shall mean either or both of (i) a failure by the Company to provide an Explanation of Payment for two consecutive weeks (whether or not the Company tenders the relevant Weekly Payment), if, and only if, thereafter the Holder shall provide written notification to the Company of such failure to provide Explanations of Payment in the manner provided in Section 8(h) hereof, and the Company shall not, within 15 calendar days after deemed delivery of the notice, provide to the Holder such Explanations of Payment as referenced in such notice or (ii) a failure by the Company to tender Weekly Payments, if, and only if, the aggregate value thereof shall be not less than $25,000, and, following the occurrence of such event, the Holder shall provide written notification to the Company of such failure to tender Weekly Payments in the manner provided in Section 8(h) hereof, and the Company shall not, within 30 calendar days after deemed delivery of such notice, provide to the Holder such aggregate Weekly Payments as referenced in such notice.

        8. General

               (a) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

               (b) Designees for Shares. The Holder may designate persons other than the Holder in whose names the Conversion Shares, the Escrow Shares or the Collateral Shares may be registered and issued.

               (c) Absence of Registration. The Holder acknowledges that none of the Conversion Shares, the Escrow Shares nor the Collateral Shares are registered under the Securities Act of 1933, as amended, and agrees the Company shall have the right to require the Holder to furnish such representations and warranties as to the Holder's investment intent as are reasonable and customary in the issuance of unregistered stock.

               (d) Reservation of Shares. The Company represents and warrants that it has reserved out of the authorized and unissued shares of Common Stock a number of Conversion Shares sufficient to provide for the exercise of the Conversion Right provided for by Section 2 hereof.

               (e) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, Holder, and their respective successors and assigns.

               (f) Changes and Indulgences. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Company and the Holder. Neither the failure nor any delay on the part of either Holder or the Company to exercise any right, remedy, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege constitute a waiver with respect to any other occurrence.

               (g) Currency. Except as otherwise set forth or expressly provided for herein, all payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

               (h) Notices. All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile to the fax number, if any, set forth below or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid;

        If to Holder:        Princeton BioMeditech Corporation

                             4242 U.S. Route 1
                             Monmouth Junction, New Jersey 08852-1905
                             Attention:  Dr. Jemo Kang
                             (Fax Number:  732-274-1010)

        With a copy to:      Fox, Rothschild, O'Brien & Frankel LLP
        (which shall not     997 Lenox Drive
        constitute notice)   Lawrenceville, New Jersey 08648
                             Attention:  Jeffrey H. Nicholas, Esquire
                             (Fax Number:  609-896-1469)

        If to the Company:   Worldwide Medical Corporation
                             13 Spectrum Pointe Drive
                             Lake Forest, California 92630
                             Attention:  Daniel G. McGuire, President
                             (Fax Number:  949-595-0575)

        With a copy to:      Bryan Cave LLP
        (which shall not     2020 Main Street, Suite 600
        constitute notice)   Irvine, California 92614
                             Attention:  Randolf W. Katz, Esquire
                             (Fax Number:  949-223-7100)

               Notices provided in accordance with this Section 8 (h) shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the United States mail.

               (i) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Irvine, California shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

               (j) Audit and Examination of Company's Books and Records. Representatives of Holder shall be admitted by the Company to examine and/or audit the accounts, books, and records of the Company so that Holder may satisfy itself that the Company is complying with the terms and conditions of this Note, including, but not limited to, the payments required under Section 1 hereof. Such audit and/or examination shall take place upon at least seventy-two (72) hour advance written notice by Holder to the Company, and shall take place during regular business hours at the place where such accounts, books and records are kept. All books, accounts, and records relating to this Note shall be retained by the Company for a period of not less than four years after the date on which the principal indebtedness evidenced by this Note is paid in full, or such longer period if required by state statute; but, the expiration of such four-year period shall not limit the remedies available to Holder in any way and the disposal of such records at the end of the foregoing four-year period shall be at the Company's risk.

               (k) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, notwithstanding any conflict-of-laws doctrines of such state or other jurisdictions to the contrary, and without the aid of any canon, custom or rule of law requiring constructions against the draftsman. The parties agree to submit to the jurisdiction and venue of the state and federal courts of Orange County, California, for the purposes of resolving disputes hereunder and authorize any such action to be instituted and prosecuted exclusively in the Superior Court of the State of New Jersey or, if appropriate, the United States District Court for the Central District of California.

               (l) Conflict. In the event of any conflict between the terms of this Note and the terms of any of the Exhibits hereto, including, but not limited to, the Security Agreement, the terms of this Note shall control.

               (m) Collection Expenses. The Company agrees to pay all costs of collection or enforcement, including reasonable attorney's fees and legal expenses incurred by Holder, in the event that payments are not made under this Note as required or in the event of the failure of the Company to issue Conversion Shares or Escrow Shares as provided for herein.

               (n) Severability. If any provision of this Note is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, all of which are declared severable.

               (o) Headings. The headings used in this Note are solely for convenience of reference and shall not affect its interpretation.

               (p) Words and Phrases. Words and phrases such as "to this Note," "herein," "hereinafter," "hereto," "hereof," "hereby," "hereinbelow," "hereinabove" and "hereunder" when used with reference to this Note, refer to this Note as a whole, unless the context otherwise requires.

               (q) Gender and Number. Wherever from the context of this Note it appears appropriate, each term stated in either the singular or the plural shall include the singular or the plural, and pronouns stated in either the masculine, feminine or neuter gender, shall include the masculine, feminine and neuter.

               (r) Certain Persons. The Company acknowledges that the President of the Holder, Jemo Kang, is a director of the Company, and that the Holder has been represented in the preparation of this Note by a law firm, Fox Rothschild O'Brien & Frankel LLP ("Fox Rothschild"), a partner of which, Jeffrey H. Nicholas, is a director of the Company. The Company waives the right to claim the lack of enforceability or the voidness or voidability of this Note as a result of the involvement of Dr. Kang and Mr. Nicholas, and agrees, represents and warrants that the terms of this Note have been approved by a majority of the disinterested directors of the Company (with Dr. Kang and Mr. Nicholas not constituting disinterested directors for these purposes) in accordance with the provisions of Section 144(a) of the Delaware General Business Corporation Law. The Company agrees to raise no objection to the continued representation of the Holder and Dr. Kang by Fox Rothschild (which term as used in this subsection shall include Mr. Nicholas) in matters involving this Note and the indebtedness represented hereby inclusive of the Exhibits and related agreements entered into in connection herewith, it being understood that such agreement by the Company does not constitute a waiver or release by the Company or any of its stockholders of fiduciary duties owed to the Company by Mr. Nicholas.

               (s) Entire Understanding. This Note contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on May 8, 2001, to be effective as of the date first above written.

                                       WORLDWIDE MEDICAL CORPORATION



                                       By:
                                            ------------------------------------
                                            Daniel McGuire, President


ACCEPTED AND AGREED AS TO SECTION 6 HEREOF:


------------------------------------
             JEMO KANG

1. Security Interest.

        A. Stock. One million five hundred fifteen thousand (1,515,000) shares of the Debtor's Common Stock together with the dividends, rights, options, issues, products, proceeds and profits therefrom (collectively, the "Collateral Shares"). The interest of the Secured Party in the Collateral Shares is a first priority lien and security interest in and to the Collateral Shares. In addition to a stock certificate representing the Collateral Shares, the Debtor shall deliver to the Collateral Agent (as that term is defined in the Collateral Agent Agreement between the Debtor and the Secured Party) the Debtor's undated assignment separate from such certificate executed in blank, together with such other assignments, agreements, instruments and documents (collectively, the "Assignment Documentation") as the Secured Party from time to time may reasonably require and as may be necessary or expedient to facilitate the transfer thereof. The Collateral Shares and the Assignment Documentation shall be held and distributed by the Collateral Agent in accordance with the terms and conditions of the Convertible Secured Promissory Note of the Debtor in favor of the Secured Party, executed on May 8, 2001, to be effective as of January 1, 2001 (the "Note"), and the related Security Agreement, executed and effective as of such dates (the "Security Agreement").

        B. The Debtor's Property. All of the Debtor's Property, which shall refer to all of the Debtor's "Tangible and Intangible Personal Property" which, for purposes of the Security Agreement and this UCC-1 Financing Statement, shall mean all such property located at 13 Spectrum Pointe Drive, Lake Forest, California 92630, and all other tangible and intangible personal property of the Debtor wherever located, including, without limitation, all "Goods," "Fixtures," "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "General Intangibles," "Instruments" and "Inventory," (as those terms are defined hereinbelow), together, in each instance, with the renewals, substitutions, replacements, additions, rental payments, products and "Proceeds" (as hereinafter defined) thereof. The interest of the Secured Party in and to the Debtor's Property is a first priority lien and security interest in and to the Debtor's Property subject, however, to the rights of the "Other Lender" in respect of the "Senior Debt" (as defined in the Note).

2. DEFINITIONS. THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

        A. "Accounts" means all accounts, as that term is defined in Article 9 of the Uniform Commercial Code as in effect from time-to-time in the State of California (the "UCC"), and, in any event, shall include any right to payment held by the Debtor, whether in the form of accounts receivable, notes, drafts, acceptances, letters of credit (including proceeds of letters of credit) or other forms of obligations and receivables, now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade name, style or division thereof) for Inventory sold or leased or services rendered by it whether or not earned by performance, together with all guarantees and security therefor and all Proceeds thereof, whether cash Proceeds or otherwise, including, without limitation, all right, title and interest of the Debtor in the Inventory which gave rise to any such Accounts, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed, rejected or repossessed Inventory or other goods;

        B. "Chattel Paper" means all chattel paper, as that term is defined in
Article 9 of the UCC, and, in any event, shall include any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, whether now or hereafter held by the Debtor;

        C. "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined above and below) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, and any agreement relating to the terms of payment or the terms of performance thereof;

        D. "Documents" means all documents, as that term is defined in Article 9 of the UCC;

        E. "Equipment" means all equipment, as that term is defined in Article 9 of the UCC and, in any event, shall include, without limitation, all healthcare and diagnostic related equipment, furnishings, and computers and other electronic data processing and other office equipment, including, but not limited to, the items of Equipment listed on Schedule 2E attached hereto and made a part hereof, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and all Contracts, contract rights and Chattel Paper arising out of any lease of any of the foregoing;

        F. "Fixtures" means all fixtures, as that term is defined in Article 9 of the UCC;

        G. "General Intangibles" means all general intangibles, as that term is defined in Article 9 of the UCC, and, in any event, shall include all right, title and interest which the Debtor may now or hereafter have in or under any Contract, all customer lists, trademarks, patents, rights in intellectual property, interests in corporations, limited liability companies, partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, blueprints, catalogs, materials and records, FDA approvals, permits and authorizations, unfilled customer purchase orders, goodwill (including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license), claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification;

        H. "Goods" means all goods, as that term is defined in Article 2 of the UCC;

        I. "Instruments" means all instruments, as that term is defined in
Article 9 of the UCC, and, in any event, shall include any negotiable instrument or certificated security, as defined in Article 8 of the UCC, or any other writing which evidences a right to the payment of money and is not itself an instrument that constitutes, or is a part of a group or writings that constitute, Chattel Paper, and is of a type which, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment, whether now or hereafter held by the Debtor;

        J. "Inventory" means all inventory, as that term is defined in Article 9 of the UCC, wherever located, and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Debtor or is held by the Debtor or by others for the Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons;

        K. "Loan Documents" means the Security Agreement, and any and all agreements, notes, guaranties, instruments, security agreements, mortgages, assignments, and documents evidencing, governing, securing or relating in any way to any of the Obligations, including without limitation, that certain Note in the original principal amount of $631,513.37 from the Debtor in favor of the Secured Party of even date herewith and that certain Form UCC-1 Financing Statement executed by the parties of even date herewith;

        L. "Obligations" means any and all indebtedness, obligations, liabilities, contracts, indentures, agreements, warranties, covenants, guaranties, representations, provisions, terms and conditions of whatever kind with regard to the Loan Documents, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of the Secured Party or otherwise on open account, including without limitation, all costs, expenses, fees, charges and attorneys' and other professional fees incurred by the Secured Party in connection with, involving or related to the administration, protection, modification, collection, enforcement, preservation or defense of any of the Secured Party's rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the foregoing, including without limitation, all costs and expenses incurred in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and any renegotiation or restructuring of any of the Obligations; and

        M. "Proceeds" means all proceeds, as that term is defined in Article 9 of the UCC, and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to the Debtor from time-to-time in respect of any of the foregoing collateral security, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time-to-time with respect to any of the collateral security, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time-to-time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time-to-time paid or payable under or in connection with any of the collateral security.